EXHIBIT 8

PLDT Inc.

Subsidiaries as at December 31, 2018

Our consolidated financial statements include the financial statements of PLDT and the following subsidiaries (collectively, the “PLDT Group”) as at December 31, 2018 and 2017:

			2018		2017
	Place of		Percentage of Ownership
Name of Subsidiary	Incorporation	Principal Business Activity	Direct	Indirect	Direct	Indirect
Wireless
Smart:	Philippines	Cellular mobile services	100.0	—	100.0	—
Smart Broadband, Inc., or SBI, and Subsidiary	Philippines	Internet broadband distribution services	—	100.0	—	100.0
Primeworld Digital Systems, Inc., or PDSI	Philippines	Internet broadband distribution services	—	100.0	—	100.0
I-Contacts Corporation	Philippines	Operations support servicing business	—	100.0	—	100.0
Smart Money Holdings Corporation, or SMHC(a)	Cayman Islands	Investment company	—	100.0	—	100.0
Far East Capital Limited, or FECL, and Subsidiary, or FECL Group(a)	Cayman Islands	Cost effective offshore financing and risk management activities for Smart	—	100.0	—	100.0
PH Communications Holdings Corporation, or PHC	Philippines	Investment company	—	100.0	—	100.0
Connectivity Unlimited Resource Enterprise, or CURE	Philippines	Cellular mobile services	—	100.0	—	100.0
Francom Holdings, Inc., or FHI	Philippines	Investment company	—	100.0	—	100.0
Chikka Holdings Limited, or Chikka, and Subsidiaries, or Chikka Group(a)	British Virgin Islands	Content provider, mobile applications development and services	—	100.0	—	100.0
Wifun, Inc., or Wifun	Philippines	Software developer and selling of WiFi access equipment	—	100.0	—	100.0
Telesat, Inc.(a)	Philippines	Satellite communications services	100.0	—	100.0	—
ACeS Philippines Cellular Satellite Corporation, or ACeS Philippines	Philippines	Satellite information and messaging services	88.5	11.5	88.5	11.5
Digitel Mobile Philippines, Inc., or DMPI, (a wholly-owned subsidiary of Digitel)	Philippines	Cellular mobile services	—	99.6	—	99.6
Fixed Line
PLDT Clark Telecom, Inc., or ClarkTel	Philippines	Telecommunications services	100.0	—	100.0	—
PLDT Subic Telecom, Inc., or SubicTel	Philippines	Telecommunications services	100.0	—	100.0	—
PLDT Global Corporation, or PLDT Global, and Subsidiaries	British Virgin Islands	Telecommunications services	100.0	—	100.0	—
Smart-NTT Multimedia, Inc.(a)	Philippines	Data and network services	100.0	—	100.0	—
PLDT-Philcom, Inc., or Philcom, and Subsidiaries, or Philcom Group	Philippines	Telecommunications services	100.0	—	100.0	—
Talas Data Intelligence, Inc., or Talas	Philippines	Business infrastructure and solutions; intelligent data processing and implementation services and data analytics insight generation	100.0	—	100.0	—
ePLDT, Inc., or ePLDT:	Philippines	Information and communications infrastructure for internet-based services, e-commerce, customer relationship management and IT related services	100.0	—	100.0	—
IP Converge Data Services, Inc., or IPCDSI, and Subsidiary, or IPCDSI Group	Philippines	Information and communications infrastructure for internet-based services, e-commerce, customer relationship management and IT related services	—	100.0	—	100.0
Curo Teknika, Inc., or Curo	Philippines	Managed IT outsourcing	—	100.0	—	100.0
ABM Global Solutions, Inc., or AGS, and Subsidiaries, or AGS Group	Philippines	Internet-based purchasing, IT consulting and professional services	—	100.0	—	100.0
ePDS, Inc., or ePDS	Philippines	Bills printing and other related value-added services, or VAS	—	95.0	—	67.0
netGames, Inc.(b)	Philippines	Gaming support services	—	57.5	—	57.5
MVP Rewards Loyalty Solutions, Inc., or MRSI(c)	Philippines	Full-services customer rewards and loyalty programs	—	100.0	—	—
Digitel:	Philippines	Telecommunications services	99.6	—	99.6	—
Digitel Information Technology Services, Inc.(a)	Philippines	Internet services	—	99.6	—	99.6
PLDT-Maratel, Inc., or Maratel	Philippines	Telecommunications services	98.0	—	98.0	—

			2018		2017
	Place of		Percentage of Ownership
Name of Subsidiary	Incorporation	Principal Business Activity	Direct	Indirect	Direct	Indirect
Bonifacio Communications Corporation, or BCC	Philippines	Telecommunications, infrastructure and related VAS	75.0	—	75.0	—
Pacific Global One Aviation Company, Inc., or PG1	Philippines	Air transportation business	65.0	—	65.0	—
Pilipinas Global Network Limited, or PGNL, and Subsidiaries	British Virgin Islands	Internal distributor of Filipino channels and content	64.6	—	64.6	—
Others
PLDT Global Investments Holdings, Inc., or PGIH	Philippines	Investment company	100.0	—	100.0	—
PLDT Digital Investments Pte. Ltd., or PLDT Digital, and Subsidiaries	Singapore	Investment company	100.0	—	100.0	—
Mabuhay Investments Corporation, or MIC(a)	Philippines	Investment company	67.0	—	67.0	—
PLDT Global Investments Corporation, or PGIC	British Virgin Islands	Investment company	—	100.0	—	100.0
PLDT Communications and Energy Ventures, Inc., or PCEV	Philippines	Investment company	—	99.9	—	99.9
Voyager Innovations Holdings, Pte. Ltd., or VIH, (formerly eInnovations Holdings Pte. Ltd.)(d):	Singapore	Investment company	—	—	—	100.0
Voyager Innovations Investments Pte. Ltd., or VII, (formerly Takatack Holdings Pte. Ltd.)(e)	Singapore	Investment company	—	—	—	100.0
Voyager Innovations Singapore Pte. Ltd., or VIS, (formerly Takatack Technologies Pte. Ltd.)(f)	Singapore	Development and maintenance of IT-based solutions for communications and e-Commerce platforms	—	—	—	100.0
Takatack Malaysia Sdn. Bhd., or Takatack Malaysia	Malaysia	Development, maintenance and support services to enable the digital commerce ecosystem	—	—	—	100.0
Voyager Innovations, Inc., or Voyager	Philippines	Mobile applications and digital platform developer	—	—	—	100.0
Voyager Innovations Pte. Ltd., or VIP, (formerly ePay Investments Pte. Ltd)(g)	Singapore	Investment company	—	—	—	100.0
PayMaya Philippines, Inc., or PayMaya	Philippines	Provide and market certain mobile payment services	—	—	—	100.0
PayMaya Operations Philippines, Inc., or PayMaya Ops	Philippines	Market, sell and distribute payment solutions and other related services	—	—	—	100.0
ePay Investments Myanmar, Ltd., or ePay Myanmar(h)	Myanmar	Investment company	—	—	—	100.0
3rd Brand Pte. Ltd., or 3rd Brand(i)	Singapore	Solutions and systems integration services	—	—	—	85.0
Voyager Fintech Ventures Pte. Ltd., or Fintech Ventures	Singapore	Investment company	—	—	—	100.0
Fintqnologies Corporation, or FINTQ	Philippines	Development of financial technology innovations	—	—	—	100.0
Fintq Inventures Insurance Agency Corporation	Philippines	Insurance company	—	—	—	100.0

(a)	Ceased commercial operations.
(b)	Ceased commercial operations and under liquidation due to shortened corporate life to August 31, 2015.
(c)	On September 14, 2018, MRSI was incorporated and ePLDT made an initial investment of Php50 million.
(d)

On July 11, 2017, the Accounting and Corporate Regulatory Authority, or ACRA, of Singapore approved the change in business name of eInnovations Holdings Pte. Ltd. to Voyager Innovations Holdings Pte. Ltd.  On April 16, 2018, the ACRA of Singapore approved the transfer of VIH to PCEV.  On November 28, 2018, upon closing of the subscription agreements of PLDT, Tencent Holdings Limited, or Tencent, and KKR & Co., Inc., or KKR, PCEV’s ownership in VIH was reduced to 53.87% and with only two board seats in the investee, the transaction resulted to a loss of control.  On December 10, 2018, PCEV’s ownership in VIH was further reduced to 48.74% upon receipt of the investments from International Finance Corp., or IFC, and IFC Emerging Asia Fund, or IFC EAF.  PCEV accounts for its remaining interest in VIH as investment in associate starting December 2018.

(e)	On December 29, 2017, the ACRA of Singapore approved the change in business name of Takatack Holdings Pte. Ltd. to Voyager Innovations Investments Pte. Ltd.
(f)	On March 6, 2018, the ACRA of Singapore approved the change in business name of Takatack Technologies Pte. Ltd. to Voyager Innovations Singapore Pte. Ltd.
(g)	On January 25, 2018, the ACRA of Singapore approved the change in business name of ePay Investments Pte. Ltd. to Voyager Innovations Pte. Ltd.
(h)	On July 25, 2017, ePay Investments Myanmar, Ltd. was incorporated in Myanmar to engage in the business of providing support services on the development and provision of digital technology.
(i)	On January 15, 2018, VIH purchased from Phenix Investment Management Ltd. (formerly Kolipri Communications Ltd.) its 15% minority interest of 3rd Brand for a consideration of SG$1.00.